UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 April 17, 2002

                         OAO TECHNOLOGY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware               000-23173              52-1973990
        (State or Other           (Commission            (IRS Employer
         Jurisdiction of          File Number)         Identification No.)
         Incorporation)

              7500 Greenway Center Drive, Greenbelt, Maryland 20770
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 486-0400

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 1. Changes in Control of Registrant.

a) In connection with the periodic repurchase and retirement of our common stock, and the resulting reduction in common stock outstanding, as of April 17, 2002 Terrapin Partners Holding Company, LLC ("Terrapin Partners"), our largest shareholder, beneficially owned approximately 50.1% of our outstanding voting securities (common stock). As of April 17, 2002, we had 17,818,795 shares of common stock outstanding and, based upon a Schedule 13D/A filed with the Securities and Exchange Commission on February 20, 2002, Terrapin Partners was the beneficial owner of 8,925,214 shares of our common stock. Based upon a Schedule 13D filed with the Securities and Exchange Commission on October 22, 2001, the managing members of Terrapin Partners are John F. Lehman, Donald Glickman, Louis N. Mintz and Cecile D. Barker.

b) There are presently no formal or written agreements which may result in a change of control of the registrant at a subsequent date.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           OAO TECHNOLOGY SOLUTIONS, INC.


Date:  May 1, 2002         By: /s/ Charles A. Leader
                           -------------------------

                           Charles A. Leader,
                           President and Chief Executive Officer


Date:  May 1, 2002        By: /s/ J. Jeffrey Fox
                          --------------------------
                          J. Jeffrey Fox,
                          Senior Vice President of
                          Finance and Chief Financial Officer